Yum! Brands Details Transformation Plans to Drive Growth of KFC, Pizza Hut and Taco Bell After China Separation at Annual Investor Conference Today

Louisville, KY, October 11, 2016 - Yum! Brands, Inc. (NYSE: YUM) will announce today at its annual investor conference in New York City the Company’s strategic transformation plans to drive growth of its KFC, Pizza Hut and Taco Bell brands following the separation of its China business, currently expected to be completed after the close of business on October 31, 2016. Yum! Brands will outline how the Company is sharpening its focus on the development of its three iconic global brands, increasing its franchise ownership and creating a leaner, more efficient cost structure. The Company will also provide an update for returning capital to shareholders.

“Our mission is to build the world’s most loved, trusted and fastest-growing restaurant brands,” said Greg Creed, Chief Executive Officer of Yum! Brands. “The transformation we are announcing today is a significant investment in our future designed to build and strengthen KFC, Pizza Hut and Taco Bell around the world and to create even more long-term value for our shareholders. As a ‘pure play’ franchisor, the transformed Yum! Brands will become more efficient and capital light with an optimized capital structure, improved cash flow and laser-like focus on our key strategies to drive same-store sales and new unit growth worldwide.”

Major features of the Company’s transformation and growth strategy involve being more focused, franchised and efficient.

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More Focused. Four growth drivers will form the basis of Yum! Brands’ strategic plans and repeatable business model to accelerate same-store sales growth and net-new restaurant development at KFC, Pizza Hut and Taco Bell around the world over the long term. The Company will focus on becoming best-in-class in:

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Building Distinctive, Relevant Brands, by increasing investment in consumer insights, core product innovation, digital excellence and initiatives that strengthen the quality, convenience and appeal of the customer experience;

◦	Developing Unmatched Franchise Operating Capability, by strengthening how we equip and recruit the best restaurant operators to deliver great customer experiences, and build and protect our brands;

◦	Driving Bold Restaurant Development through partnerships with growth-minded franchisees who can expand and penetrate markets with modern restaurants, strong economics and value; and

◦	Growing Unrivaled Culture and Talent to strengthen the customer experience and franchise success with best-in-class people capability and culture.

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More Franchised. Partnering with growth-minded franchisees, Yum! Brands will increase franchise restaurant ownership from 77% currently to 93% at the time of the separation of the China business to at least 98% by fiscal year ending 2018, with a focus on equipping and recruiting the best restaurant operators in the world to deliver great customer experiences and drive brand growth.

•	More Efficient. The Company will revamp its financial profile, improving the efficiency of its organization and cost structure globally, by:

◦	Reducing annual capital expenditures from ~$500 million (2015 Pro Forma post-separation) to ~$100 million (FYE 2019);

◦	Reducing G&A by a cumulative ~$300 million by FYE 2019; and

◦	Maintaining optimized capital structure of ~5.0x EBITDA leverage.

Mr. Creed continued, “The separation of our China business provided a once-in-a-lifetime opportunity to review our operating model and consider all possibilities available under our new structure. The transformed Yum! Brands will maintain its geographic diversity with continued, meaningful exposure to the growth potential of the world’s largest consumer market, China, but with greater revenue stability by leveraging our four growth drivers. We will reinforce the distinctiveness of our brands and their relevance to customers, select the highest potential franchisees and help drive their success, expand more profitably in key markets across the globe and bolster training and talent initiatives to foster the culture that will be especially critical as we evolve into a highly franchised growth company.”

Capital Return Program Update
Following through on its previously announced plan to return $6.2 billion of capital to shareholders (excluding dividends) in connection with the separation of its China business, Yum! Brands has repurchased approximately $5.5 billion in shares at an average price of approximately $81, reducing its share count by approximately 16% as of October 10, 2016. The Company is also expanding its plan to return capital to shareholders and now expects to return a total of $13.5 billion (including dividends) between Q4 2015 and 2019.

Separation of the China Business
After the separation of the China business, Yum China Holdings, Inc. will become a licensee of Yum! Brands in Mainland China. Yum China will have exclusive rights to KFC, China’s leading quick-service restaurant concept, Pizza Hut, the leading casual dining brand, and Taco Bell, which is expanding globally but is not yet in China. It will also own the Little Sheep and East Dawning concepts. Yum China has more than 7,300 restaurants and more than 400,000 employees in over 1,100 cities, and generated over $8 billion in system sales in 2015. The standalone company, Yum China, is expected to begin trading “regular way” on the New York Stock Exchange under the symbol “YUMC” on November 1, 2016.

In addition to Mr. Creed and other senior Yum! Brands leaders, the Yum China leadership team will also speak at the investor conference about their growth plans, as described in a release issued separately today.

Today’s presentations can be followed live via webcast beginning at 8:00 a.m. EDT at: http://edge.media-server.com/m/p/8vmtxvkm.

About Yum! Brands
Yum! Brands, Inc., based in Louisville, Kentucky, has more than 43,000 restaurants in almost 140 countries and territories. Yum! Brands is ranked #218 on the Fortune 500 List with revenues of over $13 billion in 2015 and is one of the Aon Hewitt Top Companies for Leaders in North America.  The Company’s restaurant brands - KFC, Pizza Hut and Taco Bell - are the global leaders of the chicken, pizza and Mexican-style food categories.  Worldwide, the Yum! Brands system opens over six new restaurants per day on average, making it a leader in global retail development.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this communication contain “forward-looking statements.” Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements often include words such as “may,” “will,” “estimate,” “intend,” “seek,” “expect,” “project,” “anticipate,” “believe,” “plan,” “could,” “target,” “predict,” “likely,” “should,” “forecast,” “outlook,” “model,” “ongoing” or other similar terminology. Forward-looking statements are based on our current expectations, estimates, assumptions or projections concerning future results or events, including, without limitation, the planned separation of the Yum! Brands and Yum China businesses, the timing of such separation, the future earnings and performance as well as capital structure of Yum! Brands or any of its businesses, including the Yum! Brands and Yum China businesses on a stand-alone basis if the separation is completed and the intended future plans and expectations for Yum! Brands following the separation of the China businesses as described in this news release. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved. Factors that could cause actual results and events to differ materially from our expectations and forward-looking statements are, in addition to those noted above, included in reports filed with the SEC by Yum! Brands from time to time, including those discussed under the heading “Risk Factors” in our most recently filed reports on Form 10-K and 10-Q, as well as in the Form 10 filed with the SEC by Yum China. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We are not undertaking to update any of these statements.

Analysts are invited to contact:
Keith Siegner, Vice President, Investor Relations and Corporate Strategy, at 888-298-6986
Elizabeth Grenfell, Director Investor Relations, at 888-298-6986

Members of the media are invited to contact:
Virginia Ferguson, Director Public Relations, at 502-874-8200